UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 9, 2008
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
5.02(b) Departure of Named Executive Officers
     On January 9, 2008, Thomas E. Powell, the Company’s Executive Vice President — Finance, Chief Financial Officer, Principal Accounting Officer and Treasurer, announced his resignation from the Company effective February 1, 2008 to pursue other opportunities.
     On January 9, 2008, the Company appointed the Company’s current Vice President — Finance, Controller, and Assistant Treasurer, Ryan G. O’Desky, age 32, as Interim Chief Financial Officer and Treasurer effective upon Mr. Powell’s departure and has initiated a search for a permanent replacement for Mr. Powell. Mr. O’Desky has served the Company in his current capacity since November 9, 2007 and served the Company as its Chief Internal Auditor from May 2007 to November 8, 2007. Prior to joining the Company, from June 2002 until May 2007, Mr. O’Desky served as a Senior Manager of Audit within the Audit and Enterprise Risk Services Division of Deloitte & Touche LLP, a professional services firm. During his time at Deloitte & Touche LLP Mr. O’Desky was responsible for performing external audits for both public and private companies. In his capacity as a Senior Manager, Mr. O’Desky researched, evaluated and resolved audit findings, technical accounting treatments, business and internal control issues and all areas related to The Sarbanes-Oxley Act of 2002. The Company has agreed to pay Mr. O’Desky bonus compensation of $15,000 per quarter for his service until a permanent Chief Financial Officer is appointed.
     Also on January 9, 2008, the Company and Steven M. Allison, the Company’s Senior Vice President — Marketing and Chief Marketing Officer, agreed that Mr. Allison’s employment would terminate March 31, 2008 and that until that date Mr. Allison would act in an advisory role to transition his responsibilities. Upon his departure on March 31, 2008 Mr. Allison will receive six months of salary continuation payments at normal intervals, based upon his annual salary, less all applicable withholdings and standard deductions. The salary continuation payments are in full satisfaction and release of any and all claims Mr. Allison may have relating to or associated with his employment with the Company or its affiliates.
     The Company issued a press release on January 14, 2008, which announced these events. A copy of this press release is attached hereto as Exhibit 99.1.
5.02(c) Appointment of Principal Financial Officer
     Reference is made to Item 5.02(a) with respect to description of the appointment of Mr. O’Desky as Interim Chief Financial Officer of the Company, which description is incorporated by reference into this Item 5.02(c) in its entirety.
5.02(e) Compensatory Arrangements of Certain Officers
     Reference is made to Item 5.02(b) with respect to the description of the salary continuation payments for Mr. Allison and the bonus compensation for Mr. O’Desky, which descriptions are incorporated by reference into this Item 5.02(e) in their entirety.

Item 9.01	—	Financial Statements and Exhibits.
9.01(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 14, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
January 14, 2008	By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer